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[CTE Logo]
                                                                    Exhibit 5.1

                        OPINION OF REGISTRANT'S COUNSEL

March 01, 2002

Commonwealth Telephone Enterprises, Inc.
100 CTE Drive
Dallas, PA 18612

Ladies & Gentlemen:

   Commonwealth Telephone Enterprises, Inc., a Pennsylvania corporation (the "Company") is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the sale by a third party of up to 4,025,000 shares of its common stock, par value $1 per share (the "Securities"), including 525,000 subject to the underwriters' overallotment option, as described in the Registration Statement.

   I have examined such documents and such matters of fact and law that I have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, I am of the opinion that, when the price at which the Securities to be sold has been approved by or on behalf of the Board of Directors of the Company and when the Securities have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the Prospectus which is a part of the Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

   I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement referred to above, and further consent to the reference to our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement, without admitting that we are experts within the meaning of the Securities Act.

                                          Very truly yours,

                                          /S/  KENNETH E. LEE
                                          --------------------------------------
                                          Kenneth E. Lee
                                          Vice President, General Counsel
                                          & Secretary